As filed with the Securities and Exchange Commission on August 11, 2026
Registration No. 333- _____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

8x8, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	77-0142404
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008

(Address of principal executive offices)
(408) 727-1885

(Registrant's telephone number, including area code)
8x8, Inc. Amended and Restated 2022 Equity Incentive Plan
8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan

(Full Title of the Plans)

Laurence Denny
Secretary and Chief Legal Officer
8x8, Inc.
675 Creekside Way
Campbell, CA 95008

(Name and Address of Agent For Service)
(408) 727-1885

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8
Explanatory Note
This Registration Statement on Form S-8 (this "Registration Statement") is being filed by 8x8, Inc. (the “Registrant”) to register (i) an additional 8,338,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), under the Registrant’s Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to an amendment to the 2022 Plan authorized and approved by the stockholders of the Registrant on August 3, 2026 and (ii) up to an additional 1,200,000 shares of Common Stock under the Registrant's Amended and Restated 2017 New Employee Inducement Incentive Plan.
This Registration Statement hereby incorporates by reference the contents of the Registrant’s applicable previous registration statements on Form S-8 filed with the Securities and Exchange Commission (the "SEC") (File Nos. 333-221290, 333-225388, 333-251489, 333-262510, 333-266171, 333-272218, 333-276829, 333-281756, 333-284709, and 333-289224). Collectively, all prior registration statements referenced above are referred to herein as the “Prior Registration Statements.”
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
    The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on May 22, 2026, including the portions of the Registrant’s proxy statement for the 2026 annual meeting of stockholders, filed with the SEC on June 24, 2026, incorporated by reference in Part III of the 2026 Annual Report on Form 10-K;
2.The Registrant’s Current Reports on Form 8-K filed with the SEC on May 19, 2026, June 23, 2026, July 30, 2026, August 3, 2026, August 4, 2026 and August 6, 2026 (on Form 8-K/A) (but not any Item 2.02 or Exhibit 99.1 of such filings, which were furnished under applicable SEC rules rather than filed);
3.The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 5, 2026; and
4.The description of the Registrant’s capital stock filed as Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on May 22, 2026.

In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.
Item 8.    Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Company Form	Filing Date	Exhibit Number	Filed Herewith
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP				X
10.1	8x8, Inc. Amended and Restated 2022 Equity Incentive Plan	10-Q	8/5/2026	10.1
10.2	8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan	10-Q	8/5/2026	10.2
23.1	Consent of Skadden, Arps, Slate, Meagher and Flom (included in Exhibit 5.1)				X
23.2	Consent of Independent Registered Public Accounting Firm				X
23.3	Consent of Independent Registered Public Accounting Firm				X
24.1	Power of Attorney (included in signature page to this Registration Statement)				X
107	Calculation of Filing Fee Table				X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Campbell, State of California, on the 11th day of August 2026.
8x8, Inc.
By: /s/ Samuel Wilson
Samuel Wilson
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samuel Wilson, Laurence Denny and Kevin Kraus, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel Wilson Samuel Wilson	Chief Executive Officer and Director (Principal Executive Officer and Director)	August 11, 2026

/s/ Kevin Kraus Kevin Kraus	Chief Financial Officer (Principal Financial Officer)	August 11, 2026

/s/ Colleen Martin-Garcia Colleen Martin-Garcia	Chief Accounting Officer (Principal Accounting Officer)	August 11, 2026

/s/ Jaswinder Pal Singh Jaswinder Pal Singh	Chairman and Director	August 11, 2026

/s/ Monique Bonner Monique Bonner	Director	August 11, 2026

/s/ Andrew Burton Andrew Burton	Director	August 11, 2026

/s/ Todd Ford Todd Ford	Director	August 11, 2026

/s/ Alison Gleeson Alison Gleeson	Director	August 11, 2026

/s/ John Pagliuca John Pagliuca	Director	August 11, 2026

/s/ Elizabeth Theophille Elizabeth Theophille	Director	August 11, 2026